Exhibit 99.1

PRESS RELEASE

Contact: Physicians Realty Trust John T. Thomas President and CEO (214) 549-6611 jtt@docreit.com Jeffrey N. Theiler Executive Vice President and CFO (414) 367-5610 jnt@docreit.com

Physicians Realty Trust Reports Second Quarter 2018 Financial Results

Announces $0.28 Per Share of Normalized FFO for the Second Quarter of 2018

Announces Year-to-Date Disposition Activity of $220.3 Million, Second Quarter 2018 Acquisition Activity of $71.3 Million, and Year-to-Date Investment Activity of $179.1 Million

Second Quarter Highlights:

•	Reported second quarter 2018 total revenue of $107.0 million, up 40% over the prior year period.

•	Reported second quarter 2018 rental revenue of $80.4 million, up 39% over the prior year period.

•	Generated second quarter net income per share and OP unit of $0.06 on a fully diluted basis, consistent with the same period last year.

•	Generated second quarter normalized funds from operations (Normalized FFO) of $0.28 per share and OP unit on a fully diluted basis, up 16.7% year-over-year.

•	Completed the acquisition of one healthcare property representing 231,486 square feet for $71.3 million.

•	Completed the disposition of 15 healthcare properties representing 560,234 square feet for $90.7 million.

•	Declared a quarterly dividend of $0.23 per share and OP unit for the second quarter 2018, paid July 18, 2018.

•	Portfolio was 96.6% leased based on square footage as of June 30, 2018.

•	Same-Store Cash Net Operating Income (Cash NOI) growth was 3.3% year-over-year.

•
Net decrease to gross leasable square footage of 1.7% to 13,399,898 square feet across 249 healthcare properties (which excludes 17 assets classified as held for sale) as of June 30, 2018, from 13,625,726 square feet across 265 healthcare properties (which excluded 15 assets classified as held for sale) as of March 31, 2018.

Subsequent Events Highlights:

•	On July 27, 2018, completed the disposition of 17 healthcare properties representing 462,714 square feet for approximately $127.1 million.

Milwaukee, WI - August 2, 2018 - Physicians Realty Trust (NYSE: DOC) (the “Company,” the “Trust,” “we,” “our” and “us”), a self-managed healthcare real estate investment trust, today announced results for the second quarter ended June 30, 2018.

John T. Thomas, President and Chief Executive Officer of the Trust, commented, “Physicians Realty Trust recently celebrated our 5th anniversary as a public company, and consistent with our 5-year track record of success, our team and relationships delivered outstanding results during the second quarter of 2018. Consistent with our 2018 plans announced earlier this year, we have had an acute focus on improving the overall quality of our real estate assets, operating results, and relationships. So far this year we have accomplished all three, while also improving our balance sheet. Year-to-date we have completed $220.3 million of dispositions at favorable valuations while reinvesting $179.1 million of those proceeds to expand existing relationships in newer, higher quality facilities leased to strong credit tenants, while also reducing debt with the balance of the proceeds.”

“We will continue to be selective in deploying capital in this market, but remain very optimistic about our ability to continue to execute and grow in the years to come. We believe we have the best overall portfolio of medical office facilities in the United States, approaching 97% leased, almost 90% on-campus or affiliated with a health system, and over half of our rentable square feet directly leased to an investment-grade health system or affiliate. We look for a continuation of this strategy and execution during the second half of 2018, with the potential for more dispositions, selective investment, and an eagle-eye focus on operating performance,” Mr. Thomas continued.

“At Physicians Realty Trust, we ‘Invest in better.’ Consistent with our Mission and Vision, our ultimate goal is to help medical providers, patients and clients, and shareholders realize better healthcare, better communities, and better returns. We do this by offering broader and deeper healthcare expertise than any other REIT, by crafting solutions that benefit all parties, and by consistently executing for our long-standing industry relationships to source and sustain the highest quality properties and tenants in the industry,” Mr. Thomas concluded. To learn more, visit www.docreit.com/InvestInBetter.

Second Quarter Financial Results

Total revenue for the second quarter ended June 30, 2018 was $107.0 million, an increase of 40% from the same period in 2017. As of June 30, 2018, the portfolio was 96.6% leased, excluding assets classified as held for sale.

Total expenses for the second quarter 2018 were $92.3 million, an increase of 29% from the same period in 2017. The increase in expenses was primarily the result of a $9.6 million increase in depreciation and amortization, a $9.8 million increase in operating expenses, and a $5.7 million increase in interest expense.

Net income for the second quarter 2018 increased to $12.1 million, compared to net income of $10.3 million for the second quarter 2017, an increase of 17%.

Net income attributable to common shareholders for the second quarter 2018 was $11.3 million. Diluted earnings per share for the second quarter 2018 was $0.06 based on 187.4 million weighted average common shares and OP units outstanding.

Funds from operations (FFO) for the second quarter 2018 consisted of net income, plus $37.7 million of depreciation and amortization, plus $2.6 million of loss on sale of investment properties, less $0.4 million of other adjustments, resulting in $0.28 per share and OP unit on a fully diluted basis. Normalized FFO, which adjusts for net changes in fair value, was $51.9 million, or $0.28 per share and OP unit on a fully diluted basis.

Normalized funds available for distribution (FAD) for the second quarter 2018, which consists of normalized FFO adjusted for non-cash share compensation, straight-line rent adjustments, amortization of acquired above-market and below-market leases and assumed debt, amortization of lease inducements, amortization of deferred financing costs, and recurring capital expenditures, was $43.5 million.

Our same-store portfolio, which includes 207 properties representing approximately 72% of our net leasable square footage, generated year-over-year same-store NOI growth of 3.3% for the second quarter 2018. Same-store data for the second quarter 2018 excludes 23 assets slated for disposition and the Kennewick MOB.

The Company sold 15 medical office buildings located in three states for approximately $90.7 million.

Assets Slated for Disposition

We consider 23 properties in 8 states, representing an aggregate of approximately 782,984 square feet of gross leasable area, to be slated for disposition as of June 30, 2018. These assets include 17 assets classified as held for sale, which were sold on July 27, 2018, as discussed in the “Recent Disposition Activity” portion of this press release, and 6 additional properties which we believe no longer meet our core business strategy from a size, age, geography, or line of business perspective.

Other Recent Events

Dividend Paid

On June 21, 2018, our Board of Trustees authorized and declared a cash distribution of $0.23 per common share and OP Unit for the quarterly period ended June 30, 2018. The distribution was paid on July 18, 2018 to common shareholders and OP Unit holders of record as of the close of business on July 3, 2018.

Second Quarter Investment Activity

In the quarter ended June 30, 2018, the Company completed the acquisition of one operating healthcare property with approximately 231,486 net leasable square feet for an aggregate purchase price of $71.3 million that is expected to yield 6.0% during the first year of our investment.

Recent Disposition Activity

During the second quarter, and through the date of this press release, the Company completed the disposition of 32 properties in two separate portfolios, representing an aggregate 1,022,948 square feet for $217.8 million, at a 7.2% cap rate. The Company recognized an aggregate net gain of approximately $11.9 million. We believe disposing of these assets improves our portfolio quality by selling assets in smaller or underperforming markets, increasing our average building size, and increasing the average tenant credit. The proceeds will be redeployed into higher quality assets and used to reduce debt.

Conference Call Information

The Company has scheduled a conference call on Thursday, August 2, 2018, at 2:00 p.m. ET to discuss its financial performance and operating results for the second quarter ended June 30, 2018. The conference call can be accessed by dialing (877) 407-0784 from within the U.S. or (201) 689-8560 for international callers. Participants can reference the Physicians Realty Trust Second Quarter Earnings Call or passcode: 13680943. The conference call also will be available via a live listen-only webcast and can be accessed through the Investor Relations section of the Company’s website, www.docreit.com. A replay of the conference call will be available beginning August 2, 2018, at 5:00 p.m. ET until September 2, 2018, at 11:59 p.m. ET, by dialing (844) 512-2921 (U.S.) or (412) 317-6671 (International); passcode: 13680943. A replay of the webcast also will be accessible on the Investor Relations website for one year following the event. Beginning August 2, 2018, the Company’s supplemental information package for the second quarter 2018 will be accessible through the Investor Relations section of the Company’s website under the “Supplemental Information” tab.

About Physicians Realty Trust

Physicians Realty Trust is a self-managed healthcare real estate company organized to acquire, selectively develop, own and manage healthcare properties that are leased to physicians, hospitals and healthcare delivery systems. The Company invests in real estate that is integral to providing high quality healthcare. The Company conducts its business through an UPREIT structure in which its properties are owned by Physicians Realty L.P., a Delaware limited partnership (the “operating partnership”), directly or through limited partnerships, limited liability companies or other subsidiaries. The Company is the sole general partner of the operating partnership and, as of June 30, 2018, owned approximately 97.1% of the partnership interests in our operating partnership (“OP Units”).

Investors are encouraged to visit the Investor Relations portion of the Company’s website (www.docreit.com) for additional information, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, press releases, supplemental information packages and investor presentations.

Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, “continue”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward looking statements may include statements regarding the Company’s strategic and operational plans, the Company’s ability to generate internal and external growth, the future outlook, anticipated cash returns, cap rates or yields on properties, anticipated closing of property acquisitions, and ability to execute its business plan. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. Forward looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward looking statements. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties are described in greater detail in the Company’s filings with the Securities and Exchange Commission (the “Commission”), including, without limitation, the Company’s annual and periodic reports and other documents filed with the Commission. Unless legally required, the Company disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events or otherwise. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed by the Company with the Commission on March 1, 2018 and in the Company’s Quarterly Report on Form 10-Q for the ﬁscal quarter ended March 31, 2018 ﬁled by the Company with the
Commission on May 4, 2018.

Source: Physicians Realty Trust

Physicians Realty Trust
Condensed Consolidated Statements of Income
(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenues:
Rental revenues	$80,392	$58,015	$159,279	$117,107
Expense recoveries	24,288	16,108	48,596	32,462
Interest income on real estate loans and other	2,309	2,476	4,337	3,696
Total revenues	106,989	76,599	212,212	153,265
Expenses:
Interest expense	17,154	11,472	33,648	21,287
General and administrative	7,104	6,249	15,563	10,985
Operating expenses	30,341	20,519	60,800	42,608
Depreciation and amortization	37,725	28,123	76,301	56,056
Acquisition expenses	—	5,242	—	10,647
Total expenses	92,324	71,605	186,312	141,583
Income before equity in income of unconsolidated entities and (loss) gain on sale of investment properties:	14,665	4,994	25,900	11,682
Equity in income of unconsolidated entities	29	29	57	57
(Loss) gain on sale of investment properties	(2,632)	5,308	(2,563)	5,308
Net income	12,062	10,331	23,394	17,047
Net income attributable to noncontrolling interests:
Operating Partnership	(331)	(314)	(644)	(461)
Partially owned properties	(144)	(159)	(255)	(326)
Net income attributable to controlling interests	11,587	9,858	22,495	16,260
Preferred distributions	(284)	(188)	(771)	(399)
Net income attributable to common shareholders	$11,303	$9,670	$21,724	$15,861
Net income per share:
Basic	$0.06	$0.06	$0.12	$0.11
Diluted	$0.06	$0.06	$0.12	$0.11
Weighted average common shares:
Basic	182,002,062	155,366,080	181,906,348	147,221,602
Diluted	187,431,132	161,012,360	187,387,211	151,912,432

Dividends and distributions declared per common share and OP Unit	$0.230	$0.230	$0.460	$0.455

Physicians Realty Trust
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

	June 30, 2018	December 31, 2017
ASSETS
Investment properties:
Land and improvements	$201,620	$217,695
Building and improvements	3,546,101	3,568,858
Tenant improvements	28,091	23,056
Acquired lease intangibles	446,127	458,713
	4,221,939	4,268,322
Accumulated depreciation	(339,003)	(300,458)
Net real estate property	3,882,936	3,967,864
Real estate held for sale	111,411	—
Real estate loans receivable	68,151	76,195
Investments in unconsolidated entities	1,329	1,329
Net real estate investments	4,063,827	4,045,388
Cash and cash equivalents	9,226	2,727
Tenant receivables, net	5,439	9,966
Other assets	139,773	106,302
Total assets	$4,218,265	$4,164,383
LIABILITIES AND EQUITY
Liabilities:
Credit facility	$459,262	$324,394
Notes payable	966,586	966,603
Mortgage debt	139,748	186,471
Accounts payable	5,012	11,023
Dividends and distributions payable	43,357	43,804
Accrued expenses and other liabilities	66,115	56,405
Acquired lease intangibles, net	14,881	15,702
Total liabilities	1,694,961	1,604,402

Redeemable noncontrolling interest - Series A Preferred Units (2018) and partially owned properties	23,879	12,347

Equity:
Common shares, $0.01 par value, 500,000,000 common shares authorized, 182,027,309 and 181,440,051 common shares issued and outstanding as of June 30, 2018 and December 31, 2017, respectively	1,820	1,814
Additional paid-in capital	2,781,867	2,772,823
Accumulated deficit	(376,170)	(315,417)
Accumulated other comprehensive income	19,571	13,952
Total shareholders’ equity	2,427,088	2,473,172
Noncontrolling interests:
Operating Partnership	71,712	73,844
Partially owned properties	625	618
Total noncontrolling interests	72,337	74,462
Total equity	2,499,425	2,547,634
Total liabilities and equity	$4,218,265	$4,164,383

Physicians Realty Trust
Reconciliation of Non-GAAP Measures
(in thousands, except share and per share data)

	Three Months Ended June 30,
	2018	2017
Net income	$12,062	$10,331
Earnings per share - diluted	$0.06	$0.06

Net income	12,062	10,331
Net income attributable to noncontrolling interests - partially owned properties	(144)	(159)
Preferred distributions	(284)	(188)
Depreciation and amortization expense	37,687	28,098
Depreciation and amortization expense - partially owned properties	(11)	(129)
Loss (gain) on the sale of investment properties	2,632	(5,308)
FFO applicable to common shares and OP Units	$51,942	$32,645
FFO per common share and OP Unit	$0.28	$0.20
Net change in fair value of derivative	(10)	4
Acquisition expenses	—	5,242
Net change in fair value of contingent consideration	(50)	—
Normalized FFO applicable to common shares and OP Units	$51,882	$37,891
Normalized FFO per common share and OP Unit	$0.28	$0.24

Normalized FFO applicable to common shares and OP Units	51,882	37,891
Non-cash share compensation expense	2,014	1,324
Straight-line rent adjustments	(6,150)	(2,097)
Amortization of acquired above/below-market leases/assumed debt	980	844
Amortization of lease inducements	345	311
Amortization of deferred financing costs	597	579
TI/LC and recurring capital expenditures	(6,213)	(4,865)
Seller master lease and rent abatement payments	—	244
Normalized FAD applicable to common shares and OP Units	$43,455	$34,231

Weighted average number of common shares and OP Units outstanding	187,431,132	161,012,360

	Three Months Ended June 30,
	2018	2017
Net income	$12,062	$10,331
General and administrative	7,104	6,249
Acquisition expenses	—	5,242
Depreciation and amortization	37,725	28,123
Interest expense	17,154	11,472
Net change in the fair value of derivative	(10)	4
Loss (gain) on sale of investment property	2,632	(5,308)
NOI	$76,667	$56,113

NOI	$76,667	$56,113
Straight-line rent adjustments	(6,150)	(2,097)
Amortization of acquired above/below-market leases/assumed debt	980	844
Amortization of lease inducements	345	311
Seller master lease and rent abatement payments	—	244
Change in fair value of contingent consideration	(50)	—
Cash NOI	$71,792	$55,415

	Three Months Ended June 30,
	2018	2017
Net income	$12,062	$10,331
Depreciation and amortization	37,725	28,123
Interest expense	17,154	11,472
Loss (gain) on sale of investment property	2,632	(5,308)
EBITDAre	$69,573	$44,618
Acquisition expenses	—	5,242
Non-cash share compensation expense	2,014	1,324
Non-cash changes in fair value	(60)	4
Adjusted EBITDAre	$71,527	$51,188

This press release includes Funds From Operations (FFO), Normalized FFO, Normalized Funds Available For Distribution (FAD), Net Operating Income (NOI), Cash NOI, Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre) and Adjusted EBITDAre, which are non-GAAP financial measures. For purposes of the SEC’s Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable financial measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the company, or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable financial measure so calculated and presented. As used in this press release, GAAP refers to generally accepted accounting principles in the United States of America. Pursuant to the requirements of Regulation G, we have provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

We believe that information regarding FFO is helpful to shareholders and potential investors because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes ratably over time. We calculate FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as net income or loss (computed in accordance with GAAP) before noncontrolling interests of holders of OP units, excluding preferred distributions, gains (or losses) on sales of depreciable operating property, impairment write-downs on depreciable assets, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs). Our FFO computation may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with NAREIT definition or that interpret the NAREIT definition differently than we do. The GAAP measure that we believe to be most directly comparable to FFO, net income, includes depreciation and amortization expenses, gains or losses on property sales, impairments, and noncontrolling interests. In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from the operations of our properties. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in our financial statements. FFO does not represent cash generated from operating activities in accordance with GAAP, should not be considered to be an alternative to net income or loss (determined in accordance with GAAP) as a measure of our liquidity and is not indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.

We use Normalized FFO, which excludes from FFO net change in fair value of derivative financial instruments, acquisition expenses, acceleration of deferred financing costs, change in fair value of contingent consideration, and other normalizing items. However, our use of the term Normalized FFO may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount. Normalized FFO should not be considered as an alternative to net income or loss (computed in accordance with GAAP), as an indicator of our financial performance or of cash flow from operating activities (computed in accordance with GAAP), or as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. Normalized FFO should be reviewed in connection with other GAAP measurements.

We define Normalized FAD, a non-GAAP measure, which excludes from Normalized FFO non-cash share compensation expense, straight-line rent adjustments, amortization of acquired above- or below-market leases and assumed debt, amortization of lease inducements, amortization of deferred financing costs, and recurring capital expenditures related to tenant improvements and leasing commissions, and includes cash payments from seller master leases and rent abatement payments. Other REITs or real estate companies may use different methodologies for calculating Normalized FAD, and accordingly, our computation may not be comparable to those reported by other REITs. Although our computation of Normalized FAD may not be comparable to that of other REITs, we believe Normalized FAD provides a meaningful supplemental measure of our performance due to its frequency of use by analysts, investors, and other interested parties in the evaluation of our performance as a REIT. Normalized FAD should not be considered as an alternative to net income or loss attributable to controlling interest (computed in accordance with GAAP) or as an indicator of our financial performance. Normalized FAD should be reviewed in connection with other GAAP measurements.

NOI is a non-GAAP financial measure that is defined as net income or loss, computed in accordance with GAAP, generated from our total portfolio of properties before general and administrative expenses, acquisition-related expenses, depreciation and amortization expense, interest expense, net change in the fair value of derivative financial instruments, gain or loss on the sale of investment properties, and impairment losses. We believe that NOI provides an accurate measure of operating performance of our operating assets because NOI excludes certain items that are not associated with management of the properties. Our use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.

Cash NOI is a non-GAAP financial measure which excludes from NOI straight-line rent adjustments, amortization of acquired above and below market leases, and other non-cash and normalizing items. Other non-cash and normalizing items include items such as the amortization of lease inducements, payments received from seller master leases and rent abatements, and changes in fair value of contingent consideration. We believe that Cash NOI provides an accurate measure of the operating performance of our operating assets because it excludes certain items that are not associated with management of the properties. Additionally, we believe that Cash NOI is a widely accepted measure of comparative operating performance in the real estate community. Our use of the term Cash NOI may not be comparable to that of other real estate companies as such other companies may have different methodologies for computing this amount.

We define EBITDAre as net income or loss computed in accordance with GAAP plus depreciation and amortization, interest expense, loss (gain) on dispositions, and impairment loss on depreciated property. We define Adjusted EBITDAre as net income or loss computed in accordance with GAAP plus depreciation and amortization, interest expense, loss (gain) on dispositions, impairment loss on depreciated property, acquisition expenses, non-cash share compensation expense, non-cash changes in fair value, and other normalizing items. We consider EBITDAre and Adjusted EBITDAre important measures because they provide additional information to allow management, investors, and our current and potential creditors to evaluate and compare our core operating results and our ability to service debt.